SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

September 21, 2017

Date of Report (Date of Earliest Event Reported)

Total System Services, Inc.

(Exact Name of Registrant as Specified in its Charter)

Georgia	1-10254	58-1493818
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One TSYS Way, Columbus, Georgia 31901

(Address of principal executive offices) (Zip Code)

(706) 644-6081

(Registrant’s telephone number, including area code)

_________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b-2). Emerging growth company.  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 21, 2017, Pamela A. Joseph, President and Chief Operating Officer of Total System Services, Inc. (“TSYS”), resigned from her positions as President and Chief Operating Officer and as a member of the Board of Directors of TSYS, effective September 30, 2017. Also on September 21, 2017, effective September 30, 2017, the Board of Directors of TSYS elected M. Troy Woods, Chairman and Chief Executive Officer of TSYS, to the additional office of President of TSYS. Mr. Woods previously served as President of TSYS from 2003 until 2016.

In connection with Ms. Joseph’s resignation, TSYS entered into a letter agreement (“Letter Agreement”) with Ms. Joseph on September 21, 2017 which provides for a separation payment of $2,275,000 following her separation from TSYS. Pursuant to the Letter Agreement, Ms. Joseph has agreed to certain non-disclosure, non-competition, non-solicitation and non-disparagement covenants following her separation from TSYS.

Item 7.01	Regulation FD Disclosure.

On September 22, 2017, TSYS issued a press release announcing that M. Troy Woods, Chairman of the Board and Chief Executive Officer of TSYS, has committed to remain as Chief Executive Officer of TSYS at least through the end of 2020.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOTAL SYSTEM SERVICES, INC. (“Registrant”)

Dated: September 22, 2017	By:	/s/ Kathleen Moates
Kathleen Moates
Senior Deputy General Counsel